CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason ETF Investment Trust II of our report dated May 22, 2024, relating to the financial statements and financial highlights, which appears in ClearBridge Focus Value ESG ETF’s Annual Report on Form N-CSR for the year ended March 31, 2024. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements”, and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

July 22, 2024